                                                           Exhibit 5.1
October 13, 1999

Rational Software Corporation
18880 Homestead Road
Cupertino, CA  95014

        Re:     REGISTRATION STATEMENT ON FORM S-8

Gentlemen:

We have examined the Registration Statement on Form S-8 to be filed by you with the Securities and Exchange Commission on or about the date hereof (the "Registration Statement") in connection with the registration under the Securities Act of 1933, as amended, of an additional 6,000,000 shares of Common Stock (the "Option Shares") of Rational Software Corporation (the "Company") for issuance pursuant to the amendment to the Company's 1997 Stock Plan (the "1997 Plan") . As legal counsel for the Company, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the sale and issuance of the Option Shares pursuant to the 1997 Plan. In addition, for purposes of this opinion we have assumed that the consideration received by the Company in connection with each issuance of the Option Shares will include an amount in the form of cash, services rendered or property that exceeds the greater of (i) the aggregate par value of such Option Shares or (ii) the portion of such consideration determined by the Company's Board of Directors to be "capital" for purposes of the Delaware General Corporation Law.

Based upon the foregoing, it is our opinion that, when issued and sold in the manner referred to in the 1997 Plan and pursuant to the agreements which accompany the Plans, the Option Shares issued and sold thereby will be legally and validly issued, fully paid and non-assessable.

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, including any prospectus constituting a part thereof, and any amendments thereto. This opinion may be incorporated by reference in any abbreviated registration statement filed pursuant to General Instruction E of Form S-8 under the Securities Act with respect to the Registration Statement.


Very truly yours,

WILSON SONSINI GOODRICH & ROSATI
Professional Corporation

/s/ Wilson Sonsini Goodrich & Rosati